UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2015

Date of Report

(Date of earliest event reported)

THAT MARKETING SOLUTION, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	000-55357	99-0379615
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

 (Address of Principal Executive Offices)

(866) 731-8882

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Effective as of October 13, 2015, That Marketing Solution, Inc., a Nevada corporation (the “Company”), executed a Convertible Promissory Note (the “Note”) in favor of JMJ Financial, a Nevada sole proprietorship (“JMJ”).  Under the terms of the Note, JMJ paid $60,000 to the Company at closing the closing on October 15, 2015.  In addition, JMJ has the right to pay additional consideration, up to an additional $300,000, to the Company in such amounts and at such dates as JMJ may choose, subject to the Company’s right to reject such payments within 24 hours of its receipt thereof.  The Note includes a $40,000 original issue discount.

The Company must repay each advance under the Note within two years of the date of such advance.  If the Company repays an advance under the Note within 90 days, the interest rate thereon shall be 0%, after which time a 12% one-time interest charge shall be applied to the outstanding principal amount thereof.  JMJ has the right, at any time, to convert all or a portion of the outstanding principal sum, including accrued interest, into shares of the Company’s common stock at a conversion price equal to the lesser of $0.10 or 60% of the lowest trade price of the Company’s common stock in the 25 days prior to the date of conversion.  Unless otherwise agreed in writing, JMJ shall at no time convert any amount of the Note into common stock if such conversion would result in JMJ owning more than 4.99% of the Company’s outstanding common stock.

Under the terms of the Note, the Company has agreed to include all shares issuable upon conversion thereof on the next registration statement that it files with the Securities and Exchange Commission.  In addition, so long as the Note is outstanding, upon the Company’s issuance of any security with any term more favorable to the holder thereof than is provided to JMJ under the Note, JMJ shall have the option to make such more favorable term a part of the Note.

Upon the occurrence of certain events of default such as (but not limited to):  (i) the failure to make a principal or interest payment on the Note when due and payable; (ii) the uncontested appointment of a receiver or trustee for the Company; (iii) the Company’s insolvency; (iv) the Company makes a general assignment for the benefit of creditors; (v) the Company’s bankruptcy; (vi) the loss of the Company’s status as a “DTC eligible” issuer; or (vii) the Company’s failure to comply with the reporting obligations of the Securities Exchange Act of 1934, as amended, the outstanding principal and interest on the Note shall become, at JMJ’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of: (i) the outstanding principal amount of the Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts thereon, divided by the conversion price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower conversion price, multiplied by the volume-weighted average price (the “VWAP”) of the Company’s common stock on the date the Mandatory Default Amount is either  demanded or paid in full, whichever has a higher VWAP; or (ii) 150% of the outstanding principal amount of the Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts thereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of the Note, the interest rate thereon shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

So long as the Note is outstanding, JMJ may not effect short sales of the Company’s common stock or hedging transactions which establish a net short position with respect thereto.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description of Exhibit

10.1

Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAT MARKETING SOLUTION, INC.,

a Nevada corporation

Dated:  October 21, 2015

By /s/ Darren Lopez

Darren Lopez, CEO